EXHIBIT 10.26


DATED                                                              JULY 24, 2000
--------------------------------------------------------------------------------






                    BIOPROGRESS TECHNOLOGY INTERNATIONAL INC

                                       and

                         PETER BLACK HEALTHCARE LIMITED





                   -------------------------------------------

                              AGREEMENT FOR SUPPLY
                              OF PROTOTYPE MACHINE
                  --------------------------------------------










                                 Rustons & Lloyd
                                 136 High Street
                                    Newmarket
                                     Suffolk
                                     CB8 8NN




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DATE:                                               2000

PARTIES:

1 `The Company': BIOPROGRESS TECHNOLOGY INTERNATIONAL INC, a corporation organised under the laws of the State of Nevada, United States of America, of Unit 1, Norwood Road, March, Cambridgeshire, PE15 8QD, England, and

2 `The Purchaser': PETER BLACK HEALTHCARE LIMITED, an English company registered under number 931141, whose registered office is at Keighley, West Yorkshire, BD21 3BB, England.


RECITAL:

This agreement sets out the terms under which the Company has agreed to sell and the Purchaser to purchase the machine referred to in Schedule 1 and the Company has agreed to provide certain services to the Purchaser.

OPERATIVE PROVISIONS:

1    Definitions
     -----------

In this agreement unless the context otherwise requires:

(a) `an Affiliate' means in respect of either of the parties any company which is a holding or subsidiary company or a subsidiary of a holding company, the terms `holding company' and `subsidiary' having the meanings in section 736 of the Companies Act 1985

(b) `Commercial Use' means delivery of the Products manufactured using goods supplied under the Film Supply Agreement, for profit after the Upgrade Acceptance Date (which for the avoidance of doubt will exclude the sale or manufacture of samples of the Products whether or not such samples are sold for profit)

(c) `the Confidential Items' means those parts of the Machine and Upgrade and which are listed in Schedule 4

(d) `the Delivery Date' means the actual date of delivery of the Machine to the Premises

(e) `Documentation' means all instruction manuals, documents and drawings that the Purchaser may require to safely own, operate and maintain the Machine and the Upgrade

(f) `Employees' means all of the personnel (including subcontractors or agents and the personnel of any subcontractor or agent) used by the Company from time to time in performing its obligations under this Agreement

(g)  `Expert' means a person to whom reference is made under clause 23.1

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(h)  `the Film Supply Agreement' means the supply agreement entered into between the Purchaser and the Company of even date herewith

(i) `the Initial Specification' means the specification of the Machine set out in Schedule 1

(j) "the Licence" means the Licence Agreement entered into by the parties of even date herewith

(k)  `the Machine' means the machine referred to in Schedule 1

(l) `the Machine Acceptance Criteria' means compliance with the Initial Specification and the provisions of clause 8.1

(m) `the Machine Acceptance Date' means the date upon which the Machine is accepted by the Purchaser in accordance with clause 5 below

(n) `the Premises' means the Purchaser's premises at William Nadin Way, Swadlincote, South Derbyshire DE11 0BB

(o) `the Product' means any product manufactured by the Purchaser pursuant to the terms of the Licence

(p)  `the Purchase Price' means the sum of US $1,000,000

(q) `the Purchaser's Authorised Representative' means the Purchaser's Divisional Operations Manager from time to time (being Bruce George Leworthy at the date of this Agreement)

(r)  `the Services' means the services referred to in Schedule 2

(s) `the Upgrade' means the version of the Machine which complies with the Upgrade Specification to be created by the Company as a result of the provision of the Services

(t) "the Upgrade Acceptance Criteria" means compliance with the Upgrade Specification and the provisions of clause 8.2

(u) `the Upgrade Acceptance Date' the date upon which the Upgrade is accepted by the Purchaser in accordance with clause 6

(v) `the Upgrade Specification' means the specification set out or referred to in Schedule 3

2    Machine and services
     --------------------

The Company agrees to sell the Machine and provide the Services to the Purchaser, and the Purchaser agrees to buy the Machine from the Company all on the terms and conditions of this agreement.

3    Purchase price
     --------------

3.1  The Purchase Price shall include:

     3.1.1 the cost of delivery of the Machine to the Premises and installation of it, and

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     3.1.2 the provision of the Services; and

     3.1.3 the licence fee of US$500,000 in respect of the Machine and the Upgrade payable by the Purchaser to the Company pursuant to clause
           5.3.2 of the Licence ("the Licence Fee").

3.2 The Purchase Price shall not include value added tax which shall be payable by the Purchaser in the manner and at the rate from time to time prescribed by law.

3.3 The Purchaser shall pay the Purchase Price to the Company in the following instalments (the instalments referred to at clauses 3.3(c) and 3.3(d) being, for the avoidance of doubt, the Licence Fee):

     (a) US $250,000    -    On the signing of this agreement, by telegraphic
                              transfer to the Company's bank at account number 50122742 at Barclays Bank plc, Barclays Business Centre, Chesterton Branch, 28 Chesterton Road, Cambridge, CB4 3AZ (sort code 20-17-35)

     (b) US $250,000    -     No later than seven days after the Machine
                              Acceptance Date

     (c) US $250,000    -     No later than seven days after the Upgrade
                              Acceptance Date

     (d) US $250,000    -     No later than seven days after the date on which
                              Commercial Use first occurs.

3.4 The Purchaser agrees to keep the Company regularly and promptly informed of its efforts to exploit the Product, and in particular (but without limitation) to notify the Company immediately when Commercial Use first occurs.

3.5 The Company reserves the right to charge the Purchaser interest in respect of the late payment of any sum due under this agreement (as well after as before judgment) at the rate of 4 per cent per annum above the base rate from time to time of Barclays Bank plc from the due date therefor until payment.

4    Delivery
     --------

4.1 The Company shall deliver the Machine to the Premises as soon as reasonably practicable after the signing of this agreement, but shall not be liable for any delay in delivery however caused.

4.2 The Company shall give the Purchaser not less than 14 days' notice of the Delivery Date and details of the labour and equipment which will be required from the Purchaser pursuant to clause 4.3.

4.3 At delivery the Purchaser shall make available to the Company free of charge such labour and equipment as the Company shall reasonably require to perform its duties hereunder.

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4.4  Upon completion of delivery the Company shall remove all packing cases and other containers in which the Machine was delivered.

5    Installation and acceptance
     ---------------------------

5.1 The Company shall commence and thereafter expeditiously continue installation of the Machine at the Premises as soon as reasonably practicable after the Delivery Date.

5.2  The Company will carry out the installation of the Machine:

     5.2.1 with all due skill and care and to the highest professional standards;

     5.2.2 using suitable and trained employees with appropriate experience and qualifications; and

     5.2.3 in compliance with all relevant standards, codes of practice statutory requirements and regulations.

5.3 The Company will advise the Purchaser in writing when it considers the state of the Machine to be such that it meets the Machine Acceptance Criteria.

5.4 Within 14 days of the service of the notice referred to in clause 5.3 the parties will inspect and test the Machine in the presence of the Purchaser's Authorised Representative to establish whether the Machine meets the Machine Acceptance Criteria.

5.5 Within 14 days of the inspection pursuant to clause 5.4 a joint written report will be prepared recording the detailed results of the inspection and testing referred to in clause 5.4 and commenting on whether the Machine Acceptance Criteria have been achieved.

5.6 If the report is agreed and demonstrates that the Machine Acceptance Criteria have been met to the satisfaction of the Purchaser's Authorised Representative he will issue a written notice certifying this fact and the Machine shall be deemed to be accepted on the date of such notice.

5.7 If the report records that the Machine Acceptance Criteria have not been met the Company shall as soon as possible prepare (and copy to the Purchaser) and implement a remedy programme to correct the matters that led to such failure and the procedure set out in clauses 5.3 to 5.6 above shall be repeated as soon as possible until successful compliance with the Machine Acceptance Criteria is achieved.

5.8 If there is any dispute as to whether the inspection, tests and other procedures carried out demonstrate that the Machine Acceptance Criteria have been achieved the matter shall be referred for determination to an Expert.

6    The Services
     ------------

6.1 The Company shall commence and thereafter expeditiously continue the provision of the Services as soon as reasonably practicable after the Machine Acceptance Date.

6.2  The Company will perform the Services:

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     6.1.1 with all due skill and care and to the highest professional standards;

     6.1.2 using suitable and trained employees with appropriate experience and qualifications; and

     6.1.3 in compliance with all relevant standards, codes of practice statutory requirements and regulations.

6.3 The Company will advise the Purchaser in writing when it considers the state of the Upgrade to be such that it meets the Upgrade Acceptance Criteria.

6.4 Within 14 days of the service of the notice referred to in clause 6.3 the parties will inspect and test the Upgrade in the presence of the Purchaser's Authorised Representative to establish whether the Upgrade meets the Upgrade Acceptance Criteria.

6.5 Within 14 days of the inspection pursuant to clause 6.4 a joint written report will be prepared recording the detailed results of the inspection and testing referred to in clause 6.4 and commenting on whether the Upgrade Acceptance Criteria have been satisfied.

6.6 If the report is agreed and demonstrates that the Upgrade Acceptance Criteria have been met to the satisfaction of the Purchaser's Authorised Representative he will issue a written notice certifying this fact and the Upgrade shall be deemed to be accepted on the date of such notice.

6.7 If the report records that the Upgrade Acceptance Criteria have not been met the Company shall as soon as possible prepare (and copy to the Purchaser) and implement a remedy programme to correct the matters that led to such failure and the procedures set out in clauses 6.3 to 6.6 shall be repeated as soon as possible until successful compliance with the Upgrade Acceptance Criteria is achieved.

6.8 If there is any dispute as to whether the inspection, tests and other procedures carried out demonstrate that the Upgrade Acceptance Criteria have been achieved the matter shall be referred for determination to an Expert.

7    Title to and risk in the Machine
     --------------------------------

7.1 Title to the Machine shall not pass to the Purchaser until the date that the Purchase Price and value added tax thereon have been paid in full to the Company (`the Payment Date').

7.2 Until the Payment Date the Purchaser shall not be entitled to sell transfer lease charge assign by way of security or otherwise deal in or encumber the Machine and the relationship between the Company and the Purchaser in respect of the Machine including any proceeds of sale or other consideration therefor shall be a fiduciary one.

7.3  If either:

     7.3.1 the Purchaser fails to effect payment in full of all sums due hereunder by the due date, or

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     7.3.2 prior to the Payment Date the Purchaser convenes a meeting of its creditors or a proposal is made for a voluntary arrangement within
           Part I of the Insolvency Act 1986 or a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) the Purchaser's creditors or if the Purchaser is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or if a trustee receiver administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the Purchaser or if a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the Purchaser or for the making of an administration order (otherwise than for the purpose of an amalgamation or reconstruction)

     then the Company (without prejudice to any other legal remedies it may have) shall at any time thereafter be entitled to enter on the Premises (without notice to the Purchaser) and remove the Machine.

7.4 If in breach of clause 7.2 above the Purchaser sells the Machine prior to the Payment Date then any proceeds of sale in respect thereof and all rights arising under or in respect of said sale shall be held (in the case of the proceeds of sale in a separate account) by the Purchaser as trustee for the Company.

7.5 Risk in the Machine shall pass to the Purchaser upon the Machine Acceptance Date. Risk in any parts comprising the Upgrade shall pass to the Purchaser on the Upgrade Acceptance Date.

7.6 With effect from the Machine Acceptance Date up to and including the Payment Date the Purchaser shall insure the Machine for its full replacement value with the Royal and Sun Alliance or such other insurance company as the Company shall approve (such approval not to be unreasonably withheld) and shall provide a copy of the insurance certificate to the Company promptly on request.

8    Warranty in respect of the Machine
---------------------------------------

8.1 Subject to the limitations upon its liability set out in clause 9 below the Company warrants to the Purchaser that the Machine will for the period from the Machine Acceptance Date to the Upgrade Acceptance Date:

     8.1.1 be free from defects in or arising from design materials workmanship delivery or installation;

     8.1.2 conform in all respects with the Initial Specification;

     8.1.3 be of satisfactory quality within the meaning of the Sale of Goods Act 1979 (as amended) and fit for its purpose; and

     8.1.4 comply with all statutory and EC requirements and regulations relating to the Machine.

8.2 Subject to the limitations upon its liability in clause 9 below the Company warrants to the Purchaser that the Upgrade will for a period of 12 months from the Upgrade Acceptance Date:

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     8.2.1 be free from defects in or arising from design, materials, workmanship, delivery or installation;

     8.2.2 conform in all respects with the Upgrade Specification;

     8.2.3 be of satisfactory quality within the meaning of the Sale of Goods Act 1979 (as amended) and fit for its purpose; and

     8.2.4 comply with all statutory and EC requirements and regulations relating to the Upgrade.

8.3 Subject to the limitations upon its liability in clause 9 below the Company warrants to the Purchaser that the Company will:

     8.3.1 carry out the installation of the Machine and perform the Services with all due skill, care and diligence;

     8.3.2 comply with all applicable legislation, statutory provisions and regulations in performing its obligations under this Agreement.

8.4 The Purchaser shall give notice to the Company as soon as it is reasonably able upon becoming aware of a breach of warranty.

8.5 The Company shall as soon as it is reasonably able investigate any alleged breach of warranty and shall remedy the same free of charge by either:

     8.5.1 carrying out such repairs modifications or alterations to the Machine or Upgrade as it shall in its absolute discretion think fit (or authorising the Purchaser to carry out such repairs, modifications or alterations at the Company's cost) or (at its discretion)

     8.5.2 replacing the Machine or Upgrade or any part of it.

8.6 Any parts of the Machine or Upgrade replaced by the Company pursuant to clause 8.5.2 above (`Replaced Parts') shall upon replacement become the property of the Company and the Purchaser warrants that its title to such Replaced Parts shall be free and unencumbered or that it shall have all necessary consents and authorities to part with possession of the Replaced Parts.

8.7 Any new parts of the Machine or Upgrade used by the Company to replace Replaced Parts will be guaranteed on the terms set out in clauses 8.1 and
     8.2 for the unexpired portion of such warranty.

8.8 Subject to the foregoing and with the exception of the condition and warranties implied by section 12 of the Sale of Goods Act 1979 all conditions warranties terms and undertakings express or implied statutory or otherwise in respect of the Machine and the provision of the Services are hereby excluded.

8.9 During the term of this Agreement and for one (1) year thereafter, the Company shall maintain product liability insurance on the Machine with minimum limits of the sterling equivalent of $1,000,000 (ONE MILLION DOLLARS) per occurrence and $10,000,000 (TEN MILLION DOLLARS) in the aggregate with an insurance company registered in the United Kingdom and being a member of the British Insurers Association. The Company shall provide the Purchaser with a copy of the certificate of such insurance and evidence of the payment of premiums therefor promptly upon request.

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8.10 For the avoidance of doubt all deductibles under insurance policies maintained by the Company will be the sole and exclusive responsibility of the Company and clause 8.9 will not be deemed to limit in any way the Company's liability under this Agreement.

9    Limitation of liability
----------------------------

9.1 The following provisions set out the Company's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to the Purchaser in respect of:

     9.1.1 any breach of its contractual obligations arising under this agreement, and

     9.1.2 any representation statement or tortious act or omission including negligence arising under or in connection with this agreement

     AND THE PURCHASER'S ATTENTION IS IN PARTICULAR DRAWN TO THE PROVISIONS OF THIS CLAUSE 9.

9.2 Any act or omission on the part of the Company or its employees agents or sub-contractors falling within clause 9.1 above shall for the purposes of this clause 9 be known as an `Event of Default'.

9.3  The Company's liability to the Purchaser for:

     9.3.1 death or injury resulting from its own or its employees' agents' or subcontractors' negligence, and

     9.3.2 all damage suffered by the Purchaser as a result of the implied statutory undertakings as to title quiet possession and freedom from encumbrances shall not be limited.

9.4 Subject to the provisions of clause 9.3 above the Company's entire liability in respect of each Event of Default shall be limited to damages of an amount equal to (pound)500,000.

9.5 If a number of Events of Default give rise substantially to the same loss then they shall be regarded as giving rise to only one claim under this agreement.

9.6 Except in the case of an Event of Default arising under clause 9.3 above the Company shall have no liability to the Purchaser in respect of any Event of Default unless the Purchaser shall have served notice of the same upon the Company within 12 months of the date it became aware of the circumstances giving rise to the Event of Default.

9.7 Nothing in this clause 9 shall confer any right or remedy upon the Purchaser to which it would not otherwise be legally entitled.

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10   Documentation
------------------

10.1 The Company will on or prior to the Machine Acceptance Date provide complete and accurate Documentation for the Machine to the Purchaser and will on or prior to the Upgrade Acceptance Date provide complete and accurate Documentation for the Upgrade to the Purchaser.

10.2 The Documentation is the copyright of the Company and contains confidential information of the Company.

10.3 The Purchaser shall take all reasonable steps to protect the Company's copyright and confidential information in such Documentation and without prejudice to the generality of the foregoing shall not copy or reproduce the same nor distribute sell or disclose the contents of the same to any third party without the prior consent of the Company (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt nothing in this clause shall prevent the Purchaser from handing over the Documentation to any third party to whom it may sell the Machine or the Upgrade at any future date.

10.3 The Purchaser undertakes to the Company to make its employees agents and sub-contractors aware of the provisions of this clause 10 and to use all reasonable endeavours to ensure compliance by its said employees agents and sub-contractors with the obligations set out in clause 10.2 above.

11   Access to the Premises
---------------------------

11.1 The Purchaser shall allow the Company including the Employees such reasonable access to the Premises at reasonable times as it shall from time to time require to perform its obligations under this agreement.

11.2 The Company shall procure that all Employees who may have access to the Premises in connection with this agreement are fully aware of and fully comply with the Purchaser's health and safety, fire and other rules applying to the Premises (from time to time).

11.3 Whilst on the Premises the Company shall, and will ensure that the Employees shall, comply with the Health and Safety at Work Act 1974 and all other applicable health and safety regulations.

11.4 The Company shall take out and maintain at its own expense a policy or policies of insurance with reputable insurers in respect of employer's liability to the Employees and damage caused to the Premises by the Employees' negligence.

11.5 The Company shall be responsible for the behaviour of the Employees whilst on the Premises, whether or not any act or omission by them falls within the scope of their employment or authority. In particular the Company shall comply with the Purchaser's regulations as to the behaviour of persons whilst on its sites. The Company shall promptly exclude from the Premises any of the Employees whose behaviour in the Purchaser's reasonable opinion is unsuitable or inappropriate.

11.6 The Company will carry out its obligations under this agreement in such a manner so as not to cause any damage to the Premises or, so far as reasonably practicable, to interfere with the orderly carrying out of the Purchaser's business at the Premises.

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12.  Spare Parts and Tooling
     -----------------------

12.1 The Company undertakes to keep available and to supply to the Purchaser such spare parts and tooling as the Purchaser shall require for the Machine and/or the Upgrade until the first anniversary of the Upgrade Acceptance Date and the Purchaser agrees to purchase its requirements (if any) for such spare parts and tooling from the Company during such period.

12.2 The prices for any spare parts and/or tooling purchased by the Purchaser from the Company (at any time during the term of this Agreement) shall be the Company's standard prices for such parts applicable at the date of order provided that such spare parts and tooling will be supplied to the Purchaser at a cost no greater than the Company charges to third parties for the same spare parts and/or tooling.

12.3 For the avoidance of doubt, after the first anniversary of the Upgrade Acceptance Date, except in the case of the Confidential Items, the Purchaser shall be free to obtain spare parts and/or tooling for the Machine and/or Upgrade from any supplier. The Purchaser shall continue to obtain the Confidential Items only from the Company, and the Company undertakes to maintain such stock of Confidential Items as may be necessary to enable it to supply such items to the Purchaser no later than the second Business Day after receipt of any order therefor from the Purchaser. For the purposes of this clause 12.3 Business Day has the same meaning as in clause 17.3.

13   Termination
----------------

13.1 This agreement may be terminated:

     13.1.1 forthwith by either party if the other commits any material breach of any term of this agreement and which (in the case of a breach capable of being remedied) shall not have been remedied within 30 days of a written request to remedy the same, and

     13.1.2 forthwith by either party if the other shall convene a meeting of its creditors or if a proposal shall be made for a voluntary arrangement within Part I of the Insolvency Act 1986 or a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) its creditors or if the other shall be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or if a trustee receiver administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the other party or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the other party or for the making of an administration order (otherwise than for the purpose of an amalgamation or reconstruction).

13.2 Any termination of this agreement pursuant to this clause shall be without prejudice to any other rights or remedies a party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

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14   Confidentiality
--------------------

14.1 Subject to clause 14.2 each of the parties hereto undertakes to the other to keep confidential all information (written or oral) concerning the business and affairs of the other that it shall have obtained or received as a result of the discussions leading up to or the entering into of this agreement and to use the same only for the purposes of this Agreement.

14.2 Either party, may disclose information which would otherwise be confidential if and to the extent it is:

     14.2.1 already in its possession other than as a result of a breach of this clause;

     14.2.3 in the public domain other than as a result of a breach of this clause;

     14.2.4 required by a binding court order or otherwise by law to be disclosed;

     14.2.5 required by any regulatory or governmental body to which either party is subject or submits wherever situated, including without limitation The Stock Exchange or The Panel on Takeovers and Mergers, whether or not the requirement for information has the force of law; or

     14.2.6 disclosed to the professional advisors, auditors and bankers of each party under terms of confidentiality.

14.3 Each of the parties undertakes to the other to take all reasonable steps to ensure compliance with the provisions of clause 14.1 above by its employees agents and sub-contractors.

15   Force majeure
------------------

15.1 Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fires strikes (of its own or other employees) insurrection or riots embargoes container shortages wrecks or delays in transportation inability to obtain supplies and raw materials requirements or regulations of any civil or military authority (an `Event of Force Majeure').

15.2 Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure such notice to contain details of the circumstances giving rise to the Event of Force Majeure.

15.3 If a default due to an Event of Force Majeure shall continue for more than 12 weeks then the party not in default shall be entitled to terminate this agreement. Neither party shall have any liability to the other in respect of the termination of this agreement as a result of an Event of Force Majeure.

16   Waiver
-----------

The waiver by either party of a breach or default of any of the provisions of this agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of either party to exercise or avail itself of any right power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

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17   Notices
------------

17.1 Any notice required to be given hereunder by either party to the other shall be in writing and may be given by hand or sent by first class pre-paid post or facsimile transmission and shall be deemed to be duly served:

     17.1.1 if delivered by hand, when left at the proper address for service;

     17.1.2 is given or made by prepaid first class post, 48 hours after being posted (excluding Saturdays, Sundays and public holidays);

     17.1.3 if given or made by facsimile transmission at the time of transmission, provided that a confirming copy is sent by first class prepaid post to the other party within 24 hours after transmission provided that, where in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs either after 4.00 pm on a Business Day, or on a day other than a Business Day, service shall be deemed to occur at 9.00 am on the next following Business Day (such times being local time at the address of the recipient).

17.2 Any demand, notice or communication shall be made in writing or by facsimile addressed to the recipient at its registered office or its address stated in this agreement (or such other address or facsimile number as may be notified in writing from time to time) and shall be marked for the attention of the Company Secretary in the case of the Purchaser or the Chief Financial Officer in the case of the Company.

17.3 For the purposes of this clause 17 "Business Day" means any day other than Saturdays, Sundays and public or statutory holidays.

18   Invalidity and severability
--------------------------------

If any provision of this agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

19   Entire agreement
---------------------

The Company shall not be liable to the Purchaser for loss arising from or in connection with any representations agreements statements or undertakings made prior to the date of execution of this agreement other than those representations agreements statements and undertakings confirmed by a duly authorised representative of the Company in writing or expressly incorporated or referred to in this agreement provided that this shall not exclude any liability which the Company would otherwise have to the Purchaser in respect of statements made fraudulently by the Company prior to the date of this Agreement.

20   Successors
---------------

This agreement shall be binding upon and enure for the benefit of the successors in title of the parties hereto.

21   Assignment
---------------

Neither party shall be entitled to assign this agreement nor all or any of their rights and obligations hereunder without the prior written consent of the other.

22   VAT
--------

Save in so far as otherwise expressly provided all amounts stated in this agreement are expressed exclusive of value added tax and any value added tax arising in respect of any supply made hereunder shall on the issue of a valid tax invoice in respect of the same be paid to the party making such supply by the party to whom it is made in addition to any other consideration payable therefor.

23   Expert determination
-------------------------

23.1 Where under any provision of this Agreement any matter is to be determined by an Expert, the matter shall be referred at the instance of either party to such person as may be appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of the Institute of Mechanical Engineers.

23.2 Any person to whom a reference is made under clause 23.1 shall act as an expert and not as an arbitrator and shall be entitled to appoint such technical expert or experts as he considers necessary to assist him in determining the matter referred to him. The decision of the Expert (which shall be given by him in writing stating his reasons therefor) shall be final and binding on the parties.

23.3 Each party shall provide any Expert with such information as he may reasonably require for the purposes of his determination; if either party claims any such information to be confidential to it then, provided that in the opinion of the Expert that party has properly claimed the same as confidential, the Expert shall not disclose the same to the other party or to any third party.

23.4 The costs of any Expert (including the costs of any technical expert appointed by him) shall be borne in such proportions as the Expert may determine to be fair and reasonable in all the circumstances or, if no such determination is made by the Expert, by the parties in equal proportions.

24   Headings
-------------

Headings to clauses in this agreement are for the purpose of information and identification only and shall not be construed as forming part of this agreement.

25   Law
--------

This agreement shall be governed by and construed in accordance with English law and the parties hereto agree to submit to the exclusive jurisdiction of the English courts.

26   Third Party Contracts
--------------------------

The parties hereby agree that they do not intend that any third party which may benefit from this Agreement shall have any rights of enforcement under the terms of the Contract (Rights of Third Parties) Act 1999.

                                   SCHEDULE 1
                                   ----------

        The Initial Specification and the Machine (Clauses 1(i) and 1(k)
        ----------------------------------------------------- -------- -

The Machine is the Company's Swallow form fill and seal encapsulation machine conforming to the following specification:-

Cavity arrangement  -        Nested

Cavities per drum   -        624
(10 minim oval)

Vacuum Drum Width   -        300mm

Film Spec           -        300mm/50mtr

Minimum output      -        29,193 capsules per hour

Drum Rotation Speed -        0.3cm/sec

Air Pressure        -        100psi

Air Volume          -        min 0.6 cubic metres/minute

Power               -        3 phase 60 Amp supply

Footprint           -        4.4 mtrs by 1.1 mtrs

Height              -        1.95 mtrs




                                   SCHEDULE 2
                                   ----------

                           The Services (Clause 1(r))
                           --------------------------

The services to be provided by the Company are the carrying out of such work as may be necessary and the modification of the Machine so that it is upgraded to meet the Upgrade Specification.


                                   SCHEDULE 3
                                   ----------

                     The Upgrade Specification (Clause 1(v))
                     ---------------------------------------

The upgraded specification which the Machine is to meet following the provision of the Services is such specification as the parties may agree from time to time being at least the following:-

Cavity arrangement  -        Nested

Cavities per drum   -        850
(10 minim oval)

Vacuum Drum Width   -        600mm

Film Spec           -        600mm/50mtr

Minimum output      -        79,532 capsules per hour

Drum Rotation Speed -        0.3cm/sec

Air Pressure        -        100psi

Air Volume          -        min 0.6 cubic metres/minute

Power               -        3 phase 60 Amp supply

Footprint           -        4.4 mtrs by 1.1 mtrs

Height              -        1.95 mtrs



                                   SCHEDULE 4
                                   ----------

                      The Confidential Items (Clause 1(c))
                      ------------------------------------

Filling Wedge
Sealing and cutting plates


SIGNED



 ................................................................
on behalf of BioProgress Technology International Inc



 .................................................................
on behalf of Peter Black Healthcare Limited